EXHIBIT 10.EE
LOAN AND SECURITY AGREEMENT

This Agreement is made this 20th day of April, 2010 by and among Crestmark Bank, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), and Decorator Industries, Inc. a Pennsylvania corporation ("Borrower") whose chief executive office is located at 10011 Pines Blvd., Pembroke Pines, FL 33024 and William Johnson with an address at 11304 Port Street, Cooper City, FL 33026 and Michael Solomon with and address at 1675 Lakeshore Circle, Weston, FL 33326 (collectively "Validity Guarantor").

BACKGROUND:

Borrower desires to borrow, from time to time, certain sums of money from Crestmark on the terms and conditions set forth in this Agreement;

Crestmark is willing to lend such sums to Borrower, provided Borrower complies with all of the terms and conditions set forth in this Agreement; and

The repayment of the Loan will be secured by a security interest in certain personal property of Borrower.

NOW, THEREFORE, in consideration of the mutual promises and covenants and subject to the terms and conditions of this Agreement, the parties agree as follows:

1.    DEFINITIONS:

1.1 "Accounts Receivable" or "Account" has the meaning ascribed to such terms under the UCC, and, without limiting the foregoing, will also mean and include any and all other forms of obligations now owned or hereafter arising or acquired by Borrower evidencing any obligation for payment for goods of any kind, nature, or description sold or leased or services rendered, and all proceeds of any of the foregoing.

1.2 "Account Debtor" means any party liable to Borrower for the payment of an Account.

1.3 "Advance Formula" means an amount which is the lesser of:

(a) TWO MILLION AND NO/100 DOLLARS ($2,000,000) (the "Maximum Amount"); OR

(b) Up to EIGHTY-FIVE PERCENT (85%) of Eligible Accounts Receivable.

The Advance Formula will be computed daily. Ineligible Accounts Receivable are determined based on the most recent Accounts Receivable Aging Report and Accounts Payable Aging Report received by Crestmark and at such times as Crestmark deems necessary, but generally once per week, although they may be determined more frequently

The amount that Borrower is otherwise entitled to borrow pursuant to this formula may also be reduced by the reserve amount set forth in Section 2.7.

1.4 "Agreement" means this Loan and Security Agreement, and all amendments, modifications, extensions and renewals hereof.

1.5 "Borrower" is defined in the preamble to this Agreement.

1.6 "Cash Collateral Account" is defined in Section 6.9.

1.7 "Collateral" means all of Borrower's, wherever located, and now owned or hereafter acquired: (a) Accounts; (b) Goods; (c) Inventory; (d) Chattel Paper; (e) Instruments, including Promissory Notes; (f) Documents; (g) Deposit Accounts; (h) money (i) Letter of Credit Rights; (j) Supporting Obligations; and (k) to the extent not listed above as original collateral, all proceeds and products of the foregoing. Capitalized terms used in this paragraph or elsewhere in this Agreement, but not otherwise defined herein, have the meanings given to them under Article 9 of the UCC, or absent definition in Article 9, in any other article of the UCC.

1.8 "Collateral Documents" means any and all documents, instruments, notes, and agreements, referred to in this Agreement or executed in connection herewith, now existing or hereafter arising, including the Note and all guaranties.

1.9 "Crestmark" is defined in the preamble to this Agreement.

1.10 "Default" means and exists upon the occurrence of any breach, omission, violation, misstatement, non-observance or non-performance by Borrower or Validity Guarantor of any representation, warranty, covenant, term, condition, obligation, provision or undertaking under this Agreement or any of the Collateral Documents, including, Borrower's failure to pay any Indebtedness immediately on demand by Crestmark.-

1.11 "Eligible Account Receivable" means the face value stated on each Account of Borrower that arises in the ordinary course of business and is represented by an invoice of Borrower, which invoice is due and owing to Borrower, is free of any dispute, offset or counterclaim and which invoice has all conditions precedent thereto completely fulfilled. Excluded from an Eligible Account Receivable is any Account which meets any of the following:

(a) any Account that is unpaid more than ninety (90) days after the date of the invoice;

(b) any Account in which the Account Debtor is a parent, subsidiary or affiliate of Borrower unless otherwise approved by Crestmark in its sole discretion, determined in a commercially reasonable fashion.

(c) Accounts due from any one Account Debtor to the extent such Accounts are in excess of the lesser of One Hundred Fifty Thousand Dollars and no/100 ($150,000) or ten percent (10%) of the total outstanding Accounts of Borrower, however, such limits may be increased for specified accounts upon the request of Borrower subject to the reasonable consent of Crestmark.

(d) all Accounts due from any Account Debtor from whom twenty percent (20%) or more of the total accounts of said Account Debtor remain unpaid more than ninety (90) days after the date of the invoice;

(e) any Account in which the Account Debtor is the United States government, any state of the United States, any city, town, or municipality, or any foreign government, non-United States company, or a United States company located outside of the United States except for Accounts from Account Debtor's located in Canada ("Canada Accounts") from which payment shall be made in US Dollars and the aggregate of such Canada Accounts shall not exceed five percent (5%) of the total outstanding Eligible Accounts Receivable of Borrower without Crestmark's prior consent.

(f) any Account arising as a result of a sale to the Account Debtor on a bill-and-hold, guaranteed sale, C.O.D., sale-and-return, sale-on-approval, consignment or any other situation where payment by the Account Debtor may be conditional;
(g) any Account which is a contra account or any Account from an Account Debtor who is also Borrower's creditor or supplier, to the extent of the amount owing by Borrower to the Account Debtor;

(h) any Account arising from tooling; and

(i) any Account or Account Debtor that is unacceptable to Crestmark in its sole discretion, exercised in a commercially reasonable manner.

1.12 "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

1.13 "Indebtedness" means all indebtedness of Borrower to Crestmark, now existing r hereafter arising, including:

(a) the Loan, and all loans, indebtedness, expenses and liabilities of Borrower and/or Validity Guarantor to Crestmark whether arising under this Agreement, any of the Collateral Documents, or any other agreements or instruments of whatsoever kind, nature and description, primary or secondary, direct, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, and whether joint, several, or joint and several;

(b) all advances made by Crestmark for the protection, maintenance or preservation of the Collateral, including, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and actual attorneys fees;

(c) all amounts owed under any modifications, renewals or extensions of any f the foregoing;

(d) all costs and expenses, including actual attorneys' fees, incurred by Crestmark in connection with or arising out of the Loan, the protection, enforcement and collection of this Agreement, the Collateral Documents and the Indebtedness and the disposition of the Collateral; and

(e) any of the foregoing that arises after the filing of a petition by or against Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

1.14 "Loan" means the revolving line of credit loan as described in Section 2, any Money Advances made thereunder, and the Note, collectively.

1.15 "Loan Account" means the account set up in Borrower's name on Crestmark's books in connection with the Loan and in which all payments due to and from Borrower will be reflected.

1.16 "Lockbox" is defined in Section 6.9.

1.17 "Money Advance" means a loan or disbursement of money by Crestmark, or any other advance of credit by Crestmark, including, amounts for the payment of interest, fees and expenses of Borrower under the Loan or any loan.

1.18 "Note" means the Promissory Note (Line of Credit) and any other note executed by Borrower evidencing the Loan or a loan by Crestmark to Borrower, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time.

1.19 "Permitted Encumbrance" means any of the existing obligations set forth on Exhibit "A," if any, without increase, amendment, or refinancing thereof. If Exhibit "A" is left blank, no Permitted Encumbrances exist.

1.20 "Person" means and includes an individual, partnership, limited partnership, corporation, limited liability company, trust, or governmental agency.

1.21 "Subordinated Debt" means any and all indebtedness presently or in the future incurred by Borrower to any creditor of Borrower entering into a written subordination agreement with Crestmark.

1.22 "Tangible Net Worth" means, as of the date of determination, total assets less total liabilities less the sum of (i) the aggregate amount of non-trade Accounts Receivable, including Accounts Receivable from affiliated or related Persons; (ii) prepaid expenses; (iii) deposits; (iv) goodwill; and (v) any other asset which would be treated as an intangible asset (with the exception of software) under GAAP plus Subordinated Debt.

1.23 "UCC" means the Uniform Commercial Code as currently in effect in Michigan and as amended.

1.24 "Validity Guarantor" is defined in the preamble to this Agreement.

1.25 "Working Capital Ratio" means as of the date of determination, current assets divided by current liabilities. Current liabilities shall be reduced by the existing debt due to Wachovia Bank ("Wachovia") included in current liabilities.

1.26 Accounting Terms: Any accounting terms used in this Agreement unless otherwise indicated, have the meanings customarily given to them in accordance with GAAP.

2.    LOAN COMMITMENT:

2.1  Line of Credit Loan Commitment:

(a) Commitment to Lend: Subject to the terms and conditions contained in this Agreement, and upon the condition that no Default exists or would result therefrom, and further provided all conditions precedent have been met as of the date of any request for a Money Advance, Crestmark agrees that it may, from time to time, make Money Advances to Borrower pursuant to the terms of this Agreement. Any Money Advances by Crestmark after a Default will not be a waiver of the requirement that no Default exists, nor will Crestmark be prevented from refusing any subsequent Borrower request for a Money Advance.

(b) Maximum Commitment: Notwithstanding the loan commitment made in Section 2.1(c), at no time will the total of all Money Advances outstanding exceed the Advance Formula. Any Money Advances outstanding in excess of the Advance Formula must be immediately repaid to Crestmark by Borrower.

(c) Repayment/Interest Rate: Interest on the Note will be paid monthly. Crestmark may, in its sole discretion, exercised in a commercially reasonable manner, collect any Indebtedness, including any principal, interest, fees and expenses, due Crestmark by (a) directly applying any funds in the lockbox and Cash Collateral Account, (b) directly applying funds from any reserve established by Crestmark, whether or not a Default exists, (c) collecting such amounts directly from Borrower, or (d) otherwise collecting such amounts due. The interest rate on the Loan and the default interest rate are both set forth in the Note.

(d)  Use of Proceeds: Borrower agrees to use the proceeds as working capital and to reduce its debt to Wachovia.

(e) Due on Demand: This Note will be due in full on demand by Crestmark.

2.2  Borrowing Procedure: To request Money Advances, Borrower must furnish to Crestmark a borrowing certificate, in form and substance satisfactory to Crestmark (the "Borrowing Certificate"). The Borrowing Certificate must reflect the Advance Formula and the Loan Account as of the certificate date. A Borrowing Certificate may be submitted daily to Crestmark, but in all events, must be submitted at least on a weekly basis. Borrower may request a Money Advance under the Loan on any day Crestmark is open for business. Any Borrowing Certificate submitted after 10:30 a.m. will be treated as having been submitted the following business day. All activity occurring since the last Borrowing Certificate must be supported by invoices, credit memos, a sales journal, cash receipts journal, evidence of delivery of goods, proof of shipment, proof of performance of services, time sheets and any other documentation Crestmark requests in its sole discretion.  By submitting the Borrowing

Certificate, Borrower is reaffirming that no Default exists to the best of its knowledge after diligent inquiry as of the date of the requested borrowing and remaking each of the representations and warranties set forth in this Agreement.

2.3 Disputes with Account Debtors: Borrower will immediately notify Crestmark of any invoices that have been rejected or the amount thereof disputed, in whole or in part, by any Account Debtor. These invoices will then be eliminated as an Eligible Account Receivable. Borrower must also immediately inform Crestmark of Borrower's receipt of written or verbal notice of the rejection of goods or services by any Account Debtor, delays in delivery of goods, non-performance of contracts or services, and of any assertion or threatened assertion of any claims, offsets or counterclaims by Account Debtors. Borrower will also furnish to, and inform Crestmark of, to the extent confirmed by Borrower, all material adverse information relating to the financial condition of any Account Debtor.

2.4 Commitment Fee: At closing, Borrower will pay Crestmark a non-refundable Commitment Fee in the aggregate amount of one percent (1%) of the Maximum Amount for the extension of the Loan, which fee has been fully earned by Crestmark by its execution of this Agreement. On each one year anniversary of this Agreement, if any Indebtedness is still outstanding, or this Agreement is still in effect, Borrower will pay Crestmark a renewal fee of one percent (1%) of the Maximum Amount, which fee will be fully earned by Crestmark on each anniversary date. As a courtesy to Borrower, the Commitment Fee may be paid in twelve (12) equal consecutive monthly payments commencing on date of execution of this Agreement, or for any later Commitment Fee, the anniversary of the date of execution of this Agreement, and continuing on the first day of each month thereafter.

2.5 Monthly Maintenance Fee: Each month Borrower will pay Crestmark a monthly maintenance fee of FOUR-TENTHS OF ONE PERCENT (0.40%) of the monthly average principal balance of the Loan outstanding from the preceding month as a maintenance fee commencing on the tenth (10th) day of May, 2010 and continuing on the tenth (10th) day of each month thereafter until Borrower has no Indebtedness outstanding and this Agreement is terminated. Notwithstanding the foregoing, the foregoing maintenance fee will be a minimum of TWO-THOUSAND FIVE-HUNDRED DOLLARS AND NO/100 ($2,500.00) per month until this Agreement is terminated and Crestmark is repaid the Indebtedness in full, including any exit fee contained in the Note.

2.6 Exit Fee: Borrower will pay Crestmark an exit fee as set forth in the Note.

2.7      Reserves Against Availability: If Crestmark, in its sole reasonable discretion, exercised in a commercially reasonable manner, believes that the prospect for repayment of any Indebtedness is jmpaired, its Collateral margin is insufficient, or any other issues, circumstances or facts have arisen that could otherwise negatively impact Borrower, its business, financial condition or assets, Crestmark may establish reasonable cash reserves and credit balances to protect its interests and the repayment of the Indebtedness. In addition, Crestmark may also establish a Dilution Reserve, as defined below. The reserve may be funded by reducing the Advance Formula to achieve the target reserve level, withholding monies due Borrower from any collections Crestmark receives, from a cash payment from Borrower or any other method Crestmark chooses in its reasonable discretion after notice to Borrower. The reserve will be in such amounts as Crestmark, in its sole reasonable discretion, deems appropriate. Money in the reserve account will not earn interest for Borrower, and Crestmark may apply the funds in the Reserve to reduce the Indebtedness at any time Crestmark elects, regardless of whether a Default exists.

"Dilution Reserve" means the Dilution Percentage less the Base Dilution. The Dilution Percentage is defined as: (i) uncollectable sales (as determined by Crestmark in its sole discretion, exercised in a commercially reasonable manner, and including all sales subject to a customer dispute) divided by (ii) total sales and (iii) stated as a percentage, as reasonably determined by Crestmark. Base Dilution means: five percent (5%). Crestmark shall reserve the advance rate for Eligible Accounts by one percent (1%) for each percentage point, or part thereof, that Base Dilution exceeds 5%.

2.8 Late Reporting Fee: Borrower will pay Crestmark a fee ("Late Reporting Fee") in an amount equal to One Hundred Fifty Dollars ($150.00) per business day for any day in which any report, financial statement or schedule required by this Agreement is delivered_late, unless Crestmark has specifically granted in writing an extension of time within which to deliver said report, financial statement or schedule.

2.9 Lockbox Fee. Each month the Borrower will pay all costs in connection with the Lockbox and the Cash Collateral Account, as determined by Crestmark from time to time. At present time, the Lockbox Fee is $250.00 per month.

2.10 Documentation Fee. In consideration of the extension of the Loan and the execution of this Agreement, Borrower will pay Crestmark a documentation fee of $1,250.00 which fee is fully earned as of the date hereof and is non-refundable.

2.11 Over Advance Fee. In the event Borrowers Indebtedness exceeds the Advance Formula (the "Over Advance"), Crestmark may charge an Over Advance Fee of the greater of Two-Hundred Fifty Dollars and no/100 ($250.00) or 0.0493% per day on the amount of such Over Advance. Further such Over Advance Fee shall not constitute a waiver of any rights Crestmark may have as a result of an Over Advance.

3.    LOAN ACCOUNT:

3.1 Loan Account: All Indebtedness under this Agreement will be charged to the Loan Account. Crestmark will provide Borrower, a monthly statement of the Loan Account, which will be deemed to be correct and accepted by and binding upon Borrower and Validity Guarantor, unless Crestmark receives a written statement of exception within ten (10) business days of mailing such statement.

3.2 Payments to Loan Account: Crestmark will debit the Loan Account the amount of each Money Advance when made or incurred. Three (3) business days after the occurrence of the last of the following (i) the collection of checks and other credit instruments (and subject to final collection) in the Cash Collateral Account and (ii) Borrower reporting the funds on its Borrowing Certificate, Crestmark will credit Borrower's Loan Account the net amount of cash received by Crestmark; provided, however, Crestmark will give Borrower immediate credit on such funds for calculating availability under the Advance Formula. If any check or other credit instrument for which Crestmark has granted Borrower credit is not paid, any credit so given will be reversed, and the Indebtedness restored. Notwithstanding the foregoing, Crestmark, in its sole discretion, exercised in a commercially reasonable manner, may decide not to immediately credit the Advance Formula if Crestmark determines that a particular check or credit instrument might not be immediately collectible from the maker or paying bank. Crestmark will have the right, in its sole discretion, exercised in a commercially reasonable manner, to extend the holding periods set forth above based upon concerns about the receipt of good funds.

4.    SECURITY INTEREST:

4.1Grant of Security Interest: Borrower grants to Crestmark a continuing security interest in and first priority lien on the Collateral to secure the payment of the Indebtedness and the performance of all of Borrower's obligations under this Agreement and the Collateral Documents. Borrower acknowledges that nothing contained in this Agreement or any other agreement will be (i) construed as an agreement by Crestmark to resort to or look to a particular type of the Collateral as security for the repayment of the Indebtedness or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Indebtedness.

4.2 Perfection of Security Interest:

(a) Filing of Financing Statement: Borrower irrevocably authorizes Crestmark, at any time and from time to time, to file any initial financing statements and amendments thereto describing the Collateral and perfecting Crestmark's security interest therein. Borrower will pay all taxes and other costs of the filing and any other costs associated therewith. Borrower also ratifies the filing of any financing statement already filed by Crestmark prior to the date hereof.

(b) Possession: Borrower will have possession of the Collateral, except where Crestmark chooses to perfect its security interest by possession in addition to the filing of a financing statement. If the Collateral is in the possession of a third party, Borrower will join with Crestmark in notifying the third party of Crestmark's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Crestmark.

(c) Control: Borrower will cooperate with Crestmark in obtaining control with respect to the Collateral consisting of: (i) Deposit Accounts; (ii) Investment Property; (iii) Letter-of-Credit rights; and (iv) Electronic chattel paper;

(d) Marking of Chattel Paper: Borrower will not create any Chattel Paper without placing a legend on the Chattel paper acceptable to Crestmark indicating that Crestmark has a security interest in the Chattel Paper.

4.3 No Disposition of Collateral: Crestmark does not authorize, and Borrower agrees not to (a) sell, transfer, lease or otherwise dispose of any of the Collateral; (b) license any of the Collateral; or (c) grant any other lien, encumbrance or security interest in any of the Collateral. Further, Borrower agrees that it will not, without the prior written consent of Crestmark, grant a security interest or lien in any of Borrower's Equipment, Investment Property, General Intangibles and/or Commercial Tort Claims (as such terms are defined in the UCC).

4.4 Borrower Remains Liable: Notwithstanding anything contained herein to the contrary, except to the extent caused by Crestmark's gross negligence or willful misconduct, (a) Borrower will remain liable for all damages, obligations, and liabilities under the contracts and agreements included in the Collateral to perform all of its duties and obligations to the same extent as if this Agreement had not been executed, (b) the exercise by Crestmark of any of its rights under this Agreement or the Collateral Documents will not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Crestmark will have no obligation or liability under the contracts and agreements included in the Collateral, nor will Crestmark be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment. Borrower will pay all taxes, levies, assessments and charges of any kind upon or related to the Collateral, Borrower's business, income, revenues and assets.

5.    REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to Crestmark that:

5.1 Organization and Authority: Borrower is a corporation, duly organized and in good standing under the laws of the State of Pennsylvania and has the power and authority to own its assets and transact its business. The exact legal name of Borrower is set forth on the first page of this Agreement. The Person executing this Agreement has full power and complete authority to execute this Agreement and all Collateral Documents on behalf of Borrower.

5.2 Transactions Legal and Authorized: The execution, delivery and performance of this Agreement and the Collateral Documents have been duly authorized by all necessary action of Borrower, and the execution, delivery and performance of this Agreement and the Collateral Documents do not violate Borrower's formation documents, or the terms of any contract, indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

5.3 Enforceability of Obligations: This Agreement and the Collateral Documents are valid, binding upon, in full force and effect and fully enforceable against Borrower, Validity Guarantor or any other party thereto in accordance with their respective terms.

5.4 Litigation: No litigation or other proceeding before any court or administrative agency is pending or to Borrower's knowledge after diligent inquiry threatened. Furthermore,Borrower is not to Borrower's knowledge_after diligent inquiryjn default with respect to any order, writ, injunction, or demand of any court or governmental department or agency.

5.5 Financial Statements/Reports/Certificates:

(a) Existing Financial Information/No Adverse Changes: The financial statements furnished to Crestmark are true and correct and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The balance sheet fairly presents the condition of Borrower as of the date thereof, and the profit and loss statement fairly presents the results of operations. There have been no material adverse changes in the condition of Borrower, financial or otherwise subsequent to the date of the most recent financial statement furnished to Crestmark.

(b) Future Financial Information: All financial information, statements, reports and certificates required by this Agreement are true and accurate.

(c) Projected Financial Information: The projected financial statements furnished to Crestmark are based upon reasonable assumptions or facts then known to Borrower, and fairly present, to the best knowledge of Borrower, the projected condition of Borrower as therein set forth, and fairly presents, to the best knowledge of Borrower, the projected results of operations.

5.6 Ownership of Collateral; No Liens: Borrower is the owner of and has good and indefeasible title to all of the Collateral. The Collateral is not subject to any liens, purchase options, mortgages, pledges, encumbrances, claims (legal or equitable), or charges of any kind except Permitted Encumbrances. As of the date hereof, Borrower has not sold any Collateral except in the ordinary course of business. Crestmark's security interest in the Collateral is a first priority security interest, and Borrower will defend and indemnify Crestmark against the claims and demands of all other persons claiming an interest in the Collateral.

5.7 Personal Property: The Collateral will remain personal property at all times. Borrower will not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or a fixture.

5.8 Tax Returns/Taxes: Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes, withholdings, assessments and other government charges which have become due. Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

5.9 Non-Reliance: Crestmark has not advised Borrower with respect to the adequacy of the Loan. The Loan is solely the decision of Crestmark as to the type and amount of credit Crestmark is willing to extend and Borrower has made the decision to take the Loan, exclusive of any statements of Crestmark.

5.10  Solvency: Borrower is solvent, able to pay its debts as they mature and has assets the fair market value of which exceeds its liabilities. Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts as a result of the execution of this Agreement or the Collateral Documents.

5.11 Casualty Loss or Judgment: The Collateral has not suffered any loss, substantial damage, or destruction and no attachment, lien, levy, garnishment or commencement of any related proceeding has occurred against the Collateral.

5.12 No Material Adverse Change: No material adverse change has occurred in the existing or prospective financial condition, business, assets or liabilities of Borrower.

6.    AFFIRMATIVE COVENANTS:

Borrower covenants and agrees that until all Indebtedness due Crestmark is paid in full and this Agreement is terminated, Borrower will:

6.1 Payments on Indebtedness: Pay all Indebtedness when due, whether by acceleration or otherwise. Furthermore, Borrower will not have any Money Advances outstanding under the Loan contrary to any provisions of the Loan Agreement or the Collateral Documents, including any Money Advances in excess of the Advance Formula which are not immediately repaid to Crestmark.

6.2 Performance of Obligations: Perform or cause to be performed, all of the terms, conditions, obligations and covenants of Borrower or any other Person as required by this Agreement, the Collateral Documents or any other agreement, executed between Crestmark and Borrower and/or another Person, whether now existing or hereafter created. Borrower will also take all action (or not take any action, as appropriate) necessary to keep the representations and warranties of Borrower under this Agreement true, accurate and complete.

6.3 Inspection: Grant Crestmark, or its representatives, access to the Collateral and Borrower's premises, computer systems, books of account and financial records in order to permit an inspection and examination thereof.

6.4 Notification of Disputes: Notify Crestmark promptly of any litigation, or administrative or tax proceeding, or other action threatened or instituted against Borrower or any property of Borrower or any other material matter which could adversely impair Borrower's financial condition or its ability to conduct its business. For the purposes of this Agreement, any single such claim other than a claim that could interfere with the superiority of Crestmark's security interest, in which the sum in dispute is in excess of One Hundred Thousand Dollars ($100,000.00), or all such claims in which the aggregate sums in dispute are Two Hundred Fifty Thousand Dollars ($250,000.00) or more, will be deemed to be material and adverse.

6.5 Payment of Taxes: Pay when due all taxes, assessments, and other governmental charges to which Borrower or its property is or will be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower has established a cash reserve with respect thereto; provided, however, that any such tax, assessment, or charge shall be paid forthwith (under protest) upon the filing of any lien securing the same, commencement of levy, other form of execution, or any other collection action.

6.6 Insurance: Maintain insurance in such form and amount as is satisfactory to Crestmark, with lender loss payable clauses in favor of Crestmark and providing that any losses under the policies are payable to Crestmark. If Borrower fails to obtain or maintain any required policies, then Crestmark, without waiving any Default by Borrower relating thereto, may (but without any obligation) at any time thereafter make such payment or obtain such coverage and take such other actions as Crestmark deems advisable. Borrower will not take out separate insurance concurrent in form or contributing in the event of a loss. Borrower will also maintain insurance pursuant to all applicable workers' compensation laws, and liability insurance for damage to persons. All such insurance shall be in such form, with such companies and in such amounts as shall be acceptable to Crestmark and each policy shall provide that the insurance company will provide at least thirty (30) days notice to Crestmark prior to any cancellation or material alteration or amendment of any policy. In the event any proceeds are payable to Borrower, or otherwise become available, as a result of a casualty to any Collateral, all such proceeds are be the property of Crestmark, immediately turned over to Crestmark and applied to the Indebtedness due Crestmark. Borrower directs all insurers under such policies to pay all proceeds payable thereunder directly to Crestmark. Borrower also irrevocably makes, constitutes and appoints Crestmark (and all officers, employees or agents designated by Crestmark) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies.

6.7 Compliance with Laws: Continue at all times to comply with all laws, ordinances, regulations or requirements of any governmental authority relating to Borrower's business, property or affairs, including, limitation, all environmental laws.

6.8 Preservation of Collateral: Maintain the Collateral in good repair, working order and condition. With respect to Accounts, Borrower will pursue collections diligently and present evidence thereof to Crestmark, if requested. Borrower will, upon request, immediately deliver to Crestmark evidence of ownership and/or certificates of title relative to the Collateral.

6.9  Dominion of Funds:

(a) The Loan is on dominion of funds. Borrower will direct all Account Debtors to mail all payments due Borrower to a post office box at Crestmark (the "Lockbox"). The Lockbox will be under the sole dominion and control of Crestmark, and Borrower will have no rights with respect to this Lockbox. In addition, Borrower agrees to change all remit to addresses and the like on all of its invoices and Accounts to the Lockbox address provided by Crestmark. Borrower will also take such other actions as Crestmark directs to facilitate the provisions of this Section 6.9. Notwithstanding the forgoing, if Borrower so chooses, the currently pending Federal tax income due to Borrower of approximately $1,200,000 may be deposited by Borrower into any bank account of Borrower, and may be used for any purpose not prohibited hereunder.

(b) Crestmark shall, at least once on each business day that Crestmark is open for business, pick up, open and process the contents of the envelopes mailed to the Lockbox. All payments will be deposited into a Cash Collateral Account owned by Crestmark ("Cash Collateral Account"); Borrower will have no right to withdraw any funds from the Cash Collateral Account, all of Borrower's funds therein belong to Crestmark. All other documents included in the envelopes will be delivered to Borrower. Crestmark will withdraw the funds deposited into the Cash Collateral Account and, as provided in this Agreement, apply such funds toward the payment of the Indebtedness, whether or not then due, in such order of application as Crestmark determines. Borrower grants Crestmark and its representatives an irrevocable power of attorney, coupled with an interest, to endorse any checks or items, in Borrower's name, delivered or required to be delivered to the Lockbox. If, notwithstanding Crestmark's instructions to an Account Debtor, Borrower receives payments, whether in cash or otherwise, from an Account Debtor, Borrower agrees not to commingle such remittances with any of its other funds or property, and Borrower will hold the funds separate and apart from its own funds or property, in trust for Crestmark, and immediately deliver them to the Lockbox in the form received. Crestmark will process the envelope and its contents as if they had been mailed directly to the Cash Collateral Account by the Account Debtor. Borrower will instruct all Account Debtors remitting payments electronically to remit funds to the Cash Collateral Account. If Borrower receives any funds via electronic transfer, it will immediately wire those funds to the Cash Collateral Account.

(c) Borrower acknowledges that the maintenance of the Cash Collateral Account is solely for Crestmark's convenience in facilitating its own operations pursuant hereto, and that Borrower has not and will not have any right, title, or interest in the Cash Collateral Account or in the amounts deposited therein at any time.

(d) Borrower will reimburse Crestmark for any and all reasonable charges and expenses imposed by or relating to the Lockbox and the Cash Collateral Account.

(e) Deposits in the Cash Collateral Account are owned by Crestmark and will constitute payment on the Indebtedness when so applied by Crestmark. Crestmark has no duty as to the collection or protection of checks or instruments or the proceeds thereof, nor as to the preservation of any rights pertaining thereto, beyond avoiding gross negligence or fraud in the custody and preservation of items in the possession of Crestmark.

6.10Financial Covenants: Comply with the following financial covenants while any Indebtedness is outstanding:

(a) A minimum Tangible Net Worth quarterly of at least $5,000,000.

(b) For each quarterly period, maintain a Working Capital Ratio of not less than: 1.20:1.

(c) Excess availability at closing after reserving for accounts payable greater than sixty (60) days past due plus any book overdraft.

6.11 Notice of Default: Immediately upon becoming aware of any Default under this Agreement, give written notice thereof to Crestmark, specifying the nature and period of existence thereof, but such notice will not cure the existence of a Default or prohibit Crestmark from exercising its rights and remedies.

6.12 Verification of Accounts: Permit Crestmark or any of its officers, employees and agents, including Financial Control Systems, to contact Account Debtors, at any time, in the name of Crestmark, Financial Control Systems or Borrower, to verify the validity, amount or any other matter relating to any Account or the Collateral. Crestmark may choose to verify the Collateral and Accounts by mail, email, telephone, customer website, fax or any other manner it chooses and in any frequency Crestmark elects. In addition, upon request of Crestmark, Borrower shall give Crestmark access to its customer's web based information systems for invoice verification purposes.

6.13 Tax Deposit Evidence: Submit quarterly IRS forms 940 and 941 and copies of monthly bank statements.

6.14 Public Company Status: In connection with the Borrower's status as a publicly traded company, the Borrower agrees to the following additional terms:

a. The Borrower will provide to Crestmark, promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any subsidiary files with the United States Securities and Exchange Commission ("SEC") or any governmental authority which may be substituted therefore, or with any national security exchange.

b. In the event that the SEC or any state securities authority takes or threatens to take any action against the Borrower which would have a materially adverse effect on Borrower's business, the ability of Borrower's common stock to be traded on the American Stock Exchange or other national stock exchange or the prospects for the repayment of the Indebtedness, it shall constitute a Default hereunder.

c.    The foregoing notwithstanding, the Borrower may, in its sole discretion, elect to change the exchange on which the Borrower's shares are traded, or take any other action concerning its securities to the extent Borrower is legally permitted to do so, provided, however, the foregoing shall: (i) not result in Borrower no longer being a public company or (ii) not affect Borrower's capitalization or capital structure, unless consented to in writing by Crestmark which shall not be unreasonably withheld..

7.            NEGATIVE COVENANTS:

Borrower covenants and agrees that until all Indebtedness due Crestmark is paid in full and this Agreement is terminated, Borrower will not:

7.1 No Changes: Change its state of incorporation or formation. Borrower will also not change its name, adopt an assumed name, or move its chief executive office without giving Crestmark at least sixty (60) days prior written notice.

7.2 Dividends: Declare or pay any dividend, or make any other distribution with regard to its capital stock or other equity securities (other than distribution of stock ownership interests or issuance of stock options in the Borrower, to Employees or Directors)^or upon the exercise of validly issued stock options or purchase or retire any of its capital stock or other equity securities,.

7.3 Loans/Liabilities: Make a loan, or incur or assume any obligations or liabilities as guarantor, surety, indemnitor or otherwise with respect to any indebtedness or other obligation of any Person.

7.4 Transactions with Affiliates/No Subsidiaries: Enter into any transaction with any equity holders of Borrower or their affiliates, except on terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arm's length. Borrower does not have and will not organize or acquire any subsidiaries.

7.5 Redemption/Issuance: Release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its stock or other equity securities.

7.6 Default in Payment of Other Debt: Default in the payment of any indebtedness owed to any Person for borrowed money; provided, however, that no default under indebtedness to Wachovia will be considered a default of this covenant except if Wachovia obtains a judgment against Borrower.

7.7 Judgment: Suffer or permit any judgment, decree or order not fully covered by insurance to be entered by a court of competent jurisdiction against Borrower or permit or suffer any writ or warrant of attachment or any similar process to be filed against Borrower or against any property or asset of Borrower.

8.    BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

Borrower covenants and agrees that until all Indebtedness due Crestmark is paid in full and this Agreement is terminated, it will keep proper books of accounts in a manner satisfactory to Crestmark. Crestmark will have the right, at any time, to verify any of the Collateral, documentation or books, whether such documentation is furnished weekly, monthly or annually in whatever manner and in whatever frequency Crestmark deems necessary, including through telephone contact with customers or vendors.

8.1Quarterly Financial Statements and Reports: Borrower will deliver to Crestmark quarterly management prepared financial statements, balance sheets, and profit and loss statements for the quarter then ended, certified to by the president or chief financial officer of Borrower. Such reports will set forth the financial affairs and true condition of Borrower for each quarter and will be delivered to Crestmark no later than forty-five (45) days after the end of each quarter, except that the fiscal year statements shall be delivered within ninety (90) days of the end of the Borrower's fiscal year. In addition, Borrower will furnish to Crestmark the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

(a) Accounts Receivable Reports: Monthly detailed Accounts Receivable Aging Reports no later than fifteen (15) days after the end of each month; and weekly summary Accounts Receivable Aging Reports to be delivered with each Borrowing Certificate;

(b) Accounts Payable Reports: Monthly detailed Accounts Payable Aging Reports no later than fifteen (15) days after the end of each month; and

All financial and operating statements are and will be prepared in accordance with GAAP applied on a consistent basis.

8.2Field Examinations: Borrower will permit Crestmark, from time to time, to perform periodic field examinations of Borrower's books and records and assets and liabilities to be performed by Crestmark's inspector, whether a Crestmark officer or an independent party. Borrower will reimburse Crestmark for no more than four (4) field examinations per year, with fees of $850 per day per examiner, in an aggregate amount not to exceed $12,750 per year, plus reasonable out-of-pocket expensesjo be paid by Borrower. The information compiled by the field examination is for Crestmark's internal use, and Crestmark has no obligation to share the field examination, in whole or in part, with Borrower. Upon and after an event of Default, there shall be no limit to the number of field examinations to be charged to and paid for by the Borrower and no limitation on the aggregate amount of per diem man day costs.

8.3 Annual Financial Statements/Projections: Each year Borrower will deliver to Crestmark annual audited financial statements (including the notes and opinions thereto), cash flow statements, balance sheets, and profits and loss statements prepared by the president or chief financial officer of Borrower, including an independent auditor's report. Such reports will set forth in detail Borrower's true condition as of the end of Borrower's fiscal year no later than ninety (90) days after the end of Borrower's fiscal years. Each year Borrower will also deliver to Crestmark management prepared financial projections forecasting on a quarterly basis the balance sheet, income statement and borrowing availability for the coming year. Said projections for the next fiscal year shall be submitted yearly within the last ninety (90) days of the Company's current fiscal year.

8.4 Customer Lists: Upon Crestmark's request, Borrower will deliver to Crestmark detailed customer lists showing the customer's name, address, phone number and any other information Crestmark reasonably requests.

8.5 Guarantor's Financial Statements: Validity Guarantor will provide Crestmark with annual statements of net worth on forms supplied by Crestmark. Such reports will set forth a summary of financial condition of the Validity Guarantor, as of the end of each calendar year and shall be delivered to Crestmark on the earlier of April 30th or 120 days after the end of each calendar year.

8.6 Tax Returns: Borrower will provide Crestmark with current annual tax returns prior to April 15 of each year or if an extension is filed, at the earlier of (a) the filing thereof or (b) the extension deadline.

8.7 Other Information: Borrower will also deliver to Crestmark such other financial statements, financial reports, documentation, tax returns and other information as Crestmark reasonably requests from time to time.

9.    REMEDIES UPON DEFAULT:

Upon the occurrence of any Default, Crestmark can charge the default interest rate on the Note, and Crestmark has all remedies available under this Agreement, applicable law and equity, including the following rights and remedies. These rights and remedies are cumulative and not exclusive.

9.1 General: Crestmark may pursue any remedy available at law (including those available under the UCC), in equity or by agreement of the parties.

9.2 Acceleration: Crestmark can accelerate all or part of the Indebtedness without notice or demand, and declare such amount to be immediately due and payable, without presentation, notice or demand, notwithstanding the maturity or due date, if any, therein to the contrary, all of which are expressly waived by Borrower and Validity Guarantor.

9.3 Additional Remedies: Crestmark has the right to pursue any of the following remedies separately, successively or simultaneously: (i) file suit and obtain judgment and, in conjunction with any action, Crestmark may seek any ancillary remedies provided by law, including levy of attachment and garnishment; (ii) take possession of any Collateral and any books and records of Borrower without demand and without legal process; and (iii) without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC. Upon Crestmark's demand, Borrower will assemble and make the Collateral and books and records available to Crestmark as it directs. Borrower grants to Crestmark the right, for this purpose, to enter into or on any premises where the Collateral may be located.

9.4 Right of Offset: Crestmark may offset against the Indebtedness any funds (or property) (i) of Borrower or Validity Guarantor deposited with or in the possession or control of Crestmark, and (ii) of Borrower or Validity Guarantor on deposit in any deposit account.

9.5 Accounts and/or Accounts Receivable:

(a) Crestmark may notify any and all Account Debtors to make payment directly to Crestmark.

(b) Crestmark may in its own name or in the name of Borrower:

(i)   demand, collect, receive payment of, receipt for and give discharges and releases, upon payment of all or any of the Accounts and any monies due or to become due in respect thereof and to notify all Account Debtors of the Default and to direct all Account Debtors to pay Crestmark directly;

(ii)   settle, compromise, compound, or adjust all or any of the Accounts which are in dispute;

(iii)   commence, prosecute, settle and compromise any and all suits, actions, or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Accounts or to enforce any rights in respect thereof; and

(iv)   file any claim or take any other action or proceeding which Crestmark may deem necessary or appropriate to protect and preserve and realize upon the security interest of Crestmark in the Accounts and the proceeds thereof; and

(v)      generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise reasonably deal with all or any of the Accounts as fully and completely as though Crestmark were the absolute owner thereof for all purposes. Borrower hereby waives any statutory rule or constitutional restriction, prohibition, or procedure in connection with the rights granted Crestmark in this subsection and gives Crestmark the right to peaceful repossession of the Collateral without hearing or court order.

9.6 Sales as Credit: If after a Default, Crestmark sells any Collateral on credit, Borrower will be credited only with payments actually made by the purchaser, received by Crestmark and applied to the Indebtedness. If the purchaser fails to pay for the Collateral, Crestmark may resell the Collateral and Borrower will be credited with the proceeds of the sale.

9.7 Waivers: To the extent permitted by applicable law, Borrower hereby absolutely and irrevocably waives and relinquishes the benefits and advantages of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise. Borrower also waives any rights to compel Crestmark to pursue collection of any Collateral or to collect any income on the Collateral prior to the exercise of other remedies hereunder.

10.          STANDARDS FOR EXERCISING REMEDIES:

To the extent that applicable law imposes duties on Crestmark to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Crestmark:

(a) Expenses: To fail to incur expenses deemed significant or uneconomical by Crestmark to prepare, clean up or repair the Collateral or complete raw material or work in process into finished goods or other finished products prior to disposition;

(b) Consents: To fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral;

(c) Pursuit of Third Parties; Liens: To fail to exercise collection remedies against Account Debtors or other persons obligated on the Collateral or to remove liens or encumbrances or adverse claims against the Collateral, and Borrower waives any right it may have to require Crestmark to pursue any third parties;

(d) Collection Specialists: To exercise collection remedies against Account Debtors and other person obligated on the Collateral directly or through the of collection agencies and other collection specialists;

(e) Advertising: To advertise dispositions of the Collateral through publications or media of general circulations, whether or not the Collateral is of a specialized nature;

(f)     Soliciting: To contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral;

(g) Auctioneers: To hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialize nature;

(h)  Wholesale Sales Permitted: To dispose of assets in wholesale rather than retail markets;

(i)  Disclaimer of Warranties: To disclaim any warranties as to the Collateral, including as to title;

(j) Insurance: To purchase insurance or credit enhancements to insure Crestmark against risks of loss, collection or disposition of the Collateral or to provide to Crestmark a guaranteed return from the collection or disposition of the Collateral; or

(k) Other Professionals: To the extent reasonably_deemed appropriate by Crestmark, to obtain the services of other brokers, investment bankers, consultants, attorneys and other professionals to assist Crestmark in the collection or disposition of any of the Collateral.

Borrower acknowledges that the purpose of this Section 10 is to provide non-exhaustive indications of what actions or omissions by Crestmark would not be commercially unreasonable in Crestmark's exercise of remedies against the Collateral and that other actions or omissions by Crestmark will not be deemed commercially unreasonable solely on account of not being indicated in this Section 10. Without limitation upon the foregoing, nothing contained in this section will be construed to grant any rights to Borrower or to impose any duties on Crestmark that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

Nothing contained in this Agreement will be construed to make Crestmark an agent or trustee of Borrower or Validity Guarantor for any purpose whatsoever. Crestmark will not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by final judicial decision that Crestmark's act or omission constituted gross negligence or willful misconduct). Crestmark will not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, liquidation of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that Crestmark's error, omission or delay constituted gross negligence or willful misconduct). Crestmark does not, by anything herein or in any assignment or otherwise, assume any of Borrower's or Validity Guarantor's obligations under any contract or agreement assigned to Crestmark, and Crestmark shall not be responsible in any way for the performance by Borrower or Validity Guarantor of any kind of the terms and conditions thereof.

11.          APPLICATION OF PROCEEDS:

The proceeds of any sale or other disposition of the Collateral will be applied by Crestmark, first to the payment of all expenses authorized by this Agreement, the Collateral Documents or by law, including actual attorney's fees and collection costs incurred by Crestmark; the balance of the proceeds of such sale or other disposition will be applied to the payment of the Indebtedness, first to fees, then interest, then to principal, then to other unpaid Indebtedness, and the surplus, if any, shall be paid over to Borrower or to such other Person or Persons as may be entitled thereto under applicable law. Borrower and Validity Guarantor will remain liable for any deficiency, which Borrower and Validity Guarantor will pay to Crestmark immediately upon demand. Validity Guarantor's obligations in this paragraph are expressly limited pursuant to the Validity Guaranty executed by such Validity Guarantors.

12.          EXPENSES:

Borrower will pay to Crestmark, on demand, any and all expenses, including actual attorneys' fees and collection expenses, incurred or paid by Crestmark in protecting or enforcing its rights under this Agreement, the Collateral Documents or pursuant to any other document or agreement relating to the Loan.

13.          NOTICE:

Any notice to Borrower, Validity Guarantor or Crestmark will be deemed effective if it is written and sent by facsimile with confirmation of receipt, by certified mail, return receipt requested, postage prepaid, or other expedited mail service, or by other personal delivery service addressed to Borrower, Validity Guarantor or Crestmark at the address set forth in this Agreement or at such other address as is designated by each to the others in writing.

14.          TERMINATION:

Crestmark may terminate this Agreement upon demand, at its sole discretion, exercised in a commercially reasonable manner, and absent the existence of a Default. This Agreement shall continue in full force and effect until demand, but if not sooner demanded, then for two (2) years from the date of this Agreement (the "Maturity Date") and shall be automatically renewed for consecutive two (2) year terms (each a "Renewal Term") unless terminated by written notice by Borrower not later than sixty (60) days prior to the Maturity Date or each Renewal Term, as the case may be. The expiration of each Renewal Term shall also be called the Maturity Date. All of Borrower's and Validity Guarantor's obligations, duties, promises, covenants, representations and warranties under this Agreement and Collateral Documents will continue and remain in full force and effect until the Indebtedness is irrevocably paid in full in cash, including all exit fees under the Note. Borrower understands that the entire Indebtedness is repayable on the demand of Crestmark, provided that if there is no event of Default at the time of demand for payment or thereafter, then notwithstanding anything herein or in the Note to the contrary, Borrower shall have ninety (90) days after demand for payment to find replacement financing or otherwise pay the Indebtedness in full and (i) Crestmark will continue its discretionary financing during said ninety (90) day period and (ii) Borrower shall not be in Default solely as a result of Borrower's non-payment of demanded sums during such ninety (90) day periods.

15.          MISCELLANEOUS:

15.1 Binding Effect: This Agreement is binding upon and inures to the benefit of Borrower, Validity Guarantor and Crestmark, and their respective successors and assigns and will bind all persons who become bound as a debtor to this Agreement. The foregoing, will not, however, authorize any assignment by Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower is not permissible. Crestmark may assign its rights and interests under this Agreement and the Collateral Documents. If an assignment by Crestmark is made, Borrower and Validity Guarantor will make all payments to and render performance under this Agreement and the Collateral Documents to Crestmark's assignee. Borrower and Validity Guarantor waive and will not assert against any assignee any claims, defenses or set-offs which Borrower or Validity Guarantor could assert against Crestmark except defenses which cannot be waived.

15.2 Participations: Crestmark shall have the right without the consent of or notice to Borrower or Validity Guarantor to assign, sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Crestmark's obligations, rights and benefits hereunder, and Borrower and Validity Guarantor agree that each shall execute, or cause to be executed, such documents, including amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Crestmark shall deem necessary to effect the foregoing. In conjunction with such assignment or participation, Borrower consents to the disclosure of any and all books, records, files, loan agreements, notes, mortgages, deeds of trust, guaranties, financing statements, assignments of leases, statements, ledger cards, signature cards, corporate and/or partnership documents, financial statements, leases, appraisals, environmental audits, hazard and liability insurance policies, title insurance policies, loan payment histories, income tax returns, credit analyses, notes, correspondence, internal memoranda, checks, deposit account records and other documents relating to the Indebtedness to prospective assignees or participants.

15.3 Delay/Waiver: No delay or failure of Crestmark in exercising any right, remedy, power or privilege hereunder will affect such right, remedy, power or privilege, nor will any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Agreement will be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Agreement or the Collateral Documents.

15.4 Incorporation by Reference: The Collateral Documents are incorporated herein by reference. In the event any provision of the Collateral Documents is inconsistent with the provisions of this Agreement, then this Agreement will be deemed paramount unless the rights and remedies of Crestmark would be adversely affected or diminished thereby.

15.5 Applicable Law: This Agreement and the Collateral Documents will be interpreted, and the rights of the parties hereunder will be determined, under the laws of the State of Michigan (without regard to conflict of laws).

15.6 Further Assurances: Borrower and Validity Guarantor, from time to time, upon Crestmark's request, will each make, execute, acknowledge and deliver all such further and additional instruments and agreements and take all such further action as may be required, to carry out the intent and purpose of this Agreement or any part thereof.

15.7 Hold Harmless/Indemnity: Borrower assumes responsibility and liability for, and holds harmless and indemnifies Crestmark from and against, any and all liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal, or any portion of the Indebtedness, charges, expenses, payments of monies and actual attorney fees, incurred or suffered, directly or indirectly, by Crestmark and/or asserted against Crestmark by any Person whatsoever, including Borrower or Validity Guarantor, which arise in whole or in part out of this Agreement, or the Collateral Documents, or the relationship herein set forth or the exercise of any right or remedy including the realization, disposition or sale of the Collateral, or any portion thereof, or the exercise of any right in connection therewith even if the above are caused by the sole action, inaction, omission or negligence of Crestmark, but Borrower or Validity Guarantor will not be liable if the damages result solely from the fraud or gross negligence of Crestmark. Borrower agrees to pay and save Crestmark harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect of the execution, delivery or recording of this Agreement or any Collateral Documents or the making of any advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Crestmark or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Borrower's obligations under this Agreement and the Collateral Documents and termination of this Agreement and/or the Collateral Documents.

15.8 Limitation of Liability: Neither Crestmark nor any of its affiliates, directors, officers, agents, attorneys or employees shall be liable to Borrower, Validity Guarantor or any of Borrower's affiliates for any action taken, or omitted to be taken, by it or them or any of them under this Agreement or any of the Collateral Documents or in connection herewith or therewith, except that no person shall be relieved of any liability imposed by law for gross negligence, recklessness or fraud. Except for claims of gross negligence, recklessness or fraud, no claim may be made by Borrower, Validity Guarantor or by any of Borrower's affiliates, directors, officers, agents, attorneys or employees, for any special, consequential, indirect or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by law) arising out of or related to this Agreement or any other Collateral Documents, or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

15.9 Survival and Continuation: All representations, warranties, covenants, indemnifications, consents and agreements contained in this Agreement and/or any of the Collateral Documents will survive the execution of this Agreement, the Collateral Documents and any investigations by Crestmark and will be, and continue at all times while any Indebtedness is outstanding, to be true and accurate.

15.10 Rules of Construction: (a) No reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by Borrower; (b)"Includes" and "including" are not limiting; (c) "Or" is not exclusive; and (d) "all includes "any" and "any includes "all".

15.11 Complete Agreement: This Agreement incorporates and/or contains the entire agreement of the parties hereto with respect to its subject matter. None of the parties to this Agreement will be bound by anything not expressed in writing. This Agreement and the Collateral Documents may only be amended, modified or extended by a written agreement executed by Crestmark and Borrower.

15.12 Severability: If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable. The offending provision will not invalidate any other provision of this Agreement.

15.13 Reinstatement: Borrower and Validity Guarantor further agrees that to the extent Borrower or Validity Guarantor makes a payment or payments to Crestmark, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied will be revived and continued in full force and effect as if said payment had not been made.

15.14 PAYABLE ON DEMAND: THE LOAN IS PAYABLE ON DEMAND. NOTHING CONTAINED IN THIS AGREEMENT OR THE COLLATERAL DOCUMENTS, INCLUDING THE REFERENCE TO A DEFAULT, WILL BE CONSTRUED TO PREVENT CRESTMARK FROM MAKING DEMAND, WITHOUT NOTICE AND WITHOUT REASON, FOR IMMEDIAT PAYMENT OF ALL OR ANY PART OF THE LOAN WHETHER OR NOT A DEFAULT HAS OCCURRED. DEMAND FOR REPAYMENT OF THE LOAN BY CRESTMARK CAN BE MADE AT ANY TIME OR TIMES.

15.15CONSENT TO JURISDICTION; SERVICE OF PROCESS: BORROWER AND VALIDITY GUARANTOR HEREBY (A) WAIVE ANY PLEA OF JURISDICTION OR VENUE ON THE GROUNDS THAT BORROWER OR VALIDITY GUARANTOR ARE NOT RESIDENTS OF OAKLAND COUNTY, MICHIGAN, AND (B) SPECIFICALLY AUTHORIZE, AT THE OPTION OF CRESTMARK, ANY ACTION TO ENFORCE BORROWER'S AND/OR VALIDITY GUARANTOR'S OBLIGATIONS TO CRESTMARK HEREUNDER TO BE INSTITUTED AND PROSECUTED IN EITHER THE CIRCUIT COURT OF OAKLAND COUNTY, MICHIGAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN, UNLESS CRESTMARK IN ITS SOLE DISCRETION CHOOSES TO BRING SUIT ON ITS OWN BEHALF IN SOME OTHER COURT OF COMPETENT JURISDICTION, AND BORROWER AND VALIDITY GUARANTOR HEREBY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT. BORROWER AND VALIDITY GUARANTOR EXPRESSLY SUBMIT AND CONSENT TO SUCH JURISDICTION AND VENUE AND SPECIFICALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO CONTEST THE JURISDICTION AND/OR VENUE OF THE ABOVE MENTIONED FORUMS AND TO DEMAND ANY OTHER FORUM. BORROWER AND VALIDITY GUARANTOR WAIVE PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS UPON IT AND CONSENTS AND AGREES THAT ALL SUCH SERVICE MAY BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AND VALIDITY GUARANTOR AT ITS ADDRESS(ES) IN THE OPENING PARAGRAPH OF THIS AGREEMENT OF THIS AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED AND EFFECTIVE SERVICE OF PROCESS ON THE EARLIER OF THE DATE THE RETURN RECEIPT THEREFOR IS SIGNED OR FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAIL, CERTIFIED AND POSTAGE PREPAID.

15.16Waiver of Jury Trial: BORROWER AND VALIDITY GUARANTOR DO EACH KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE COLLATERAL DOCUMENTS, AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND VALIDITY GUARANTOR HEREBY CONFIRM TO CRESTMARK THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WIT COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUN ITY TO DO SO, PRIOR TO SIGN ING TH IS AGREEMEN T AN D TH E COLLATERAL DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT CRESTMARK IS RELYING UPON THIS WAIVER IN EXTENDING THE LOAN TO BORROWER.

The parties have executed this Agreement as of the day and year first appearing above.

CRESTMARK:	BORROWER:

Crestmark Bank,	Decorator Industries, Inc.,
a Michigan banking corporation	a Pennsylvania corporation

/s/ Gayle Finger	/s/ William A. Johnson
Its: Vice President	Its: President

VALIDITY GUARANTOR:

/s/ William A. Johnson
William Johnson

VALIDITY GUARANTOR:
/s/ Michael K. Solomon
Michael Solomon

EXHIBIT A

PERMITTED ENCUMBRANCES

1. The following financing statements as reflected in the UCC lien search(es) certified by the Pennsylvania Secretary of the Commonwealth as of April 20, 2010, without increase, amendment, modification, extension or refinancing.

UCC1 financing statement bearing file number 36390364 filed by Secured Party, Keybank National Association dated 06/26/02

NOTE: As to the interests listed above, the listing thereof in this Loan and Security Agreement shall not, in any manner whatsoever, be deemed to be an acknowledgement by Crestmark as to the perfection, priority, validity or enforceability thereof.

PROMISSORY NOTE (LINE OF CREDIT)

Principal Amount: $2,000,000	Troy, Michigan

Due Date:
ON DEMAND	Dated: April 20, 2010

FOR VALUE RECEIVED, the undersigned, (the "Borrower") promises, ON DEMAND, and if not sooner demanded, on the Maturity Date to pay to the order of Crestmark Bank, a Michigan banking corporation (hereinafter referred to as "Crestmark"), at its offices located at 850 East Long Lake Road, Troy, Michigan 48085, or at such other place as Crestmark may designate in writing, the principal sum of up to TWO MILLION AND NO/100 DOLLARS ($2,000,000), or so much thereof as may be outstanding from time to time under the Loan Agreement (as defined below), plus interest, fees and expenses as hereinafter provided, in lawful money of the United States of America. All payments under this Note must be in immediately available United States funds, without offset, deduction, setoff or counterclaim. Capitalized terms used in this Note, but not defined in this Note, have the meanings given to them in the Loan Agreement (as defined below).

The outstanding principal under this Note will bear interest on the basis of a year of 360 days for the actual number of days elapsed at an interest rate equal to THREE AND ONE-HALF PERCENT (3.50%) per annum in excess of the Wall Street Journal Prime Rate (the "Effective Rate"). The term "Wall Street Journal Prime Rate" means the interest rate reported daily in the Wall Street Journal, as the Prime Rate, as such rate varies from time to time. If the Wall Street Journal Prime Rate is decreased or increased, then the interest rate under this Note will decrease or increase by a like amount effective the day of each increase or decrease. If at any time Crestmark abandons the use of the Wall Street Journal Prime Rate, or the paper ceases publishing it, then the new index will be the prime commercial rate established or selected by Crestmark or its successor or assign. Notwithstanding the foregoing, at no time will the Effective Rate be less than six and three quarters percent (6.75%) per annum.

Interest on the Indebtedness must be paid monthly, in arrears, for each calendar month and due on the first day of the following month for as long as any part of this Note remains outstanding. The first payment due hereunder shall be due and payable on April 1, 2010. Payments due and payable on a day on which Crestmark is not open for business are due on the next business day. Crestmark may, in its sole discretion, apply any payments it receives in the Cash Collateral Account and any other funds of the Borrower in its possession to any outstanding principal or other Indebtedness due Crestmark at any time, whether or not a Default then exists. Acceptance by Crestmark of any payment in an amount less than the amount then due will be deemed an acceptance on account only, and the failure to pay the entire amount then due is a Default.

Any payment made by mail will be deemed tendered and received only upon actual receipt by Crestmark. The Borrower expressly assumes all risk of loss resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

This Note is a note under which Money Advances, repayment and readvances may be made from time to time. Money Advances and readvances will be made in accordance with the provisions of the Loan Agreement.

1

If Crestmark has not demanded payment on this Note, and the Borrower elects to pay this Note, in full or in part, the Borrower may do so, but only upon the simultaneous payment of the following exit fee, as liquidated damages and not as a penalty: the sum of: (i) the monthly Maintenance Fee multiplied by the number of months remaining from the date of the prepayment until the applicable Maturity Date, plus (ii) any unpaid Commitment Fees due under the Loan Agreement, plus (iii) (a) two (2.00%) percent of the Maximum Amount if terminated during the first twelve months from the date of this Note, or (b)one (1.00%) of the Maximum Amount if terminated at any time thereafter. No partial prepayment will affect the Borrower's obligation to continue the regular payments due under this Note. In the event that payment of the indebtedness hereunder shall be accelerated after the occurrence of an event of default, the exit fee in effect as of the date of such acceleration shall be paid and such exit fee shall also be added to the outstanding balance of this Note in determining the debt for the purposes of any judgment of foreclosure of any loan documents give to secure the indebtedness hereunder.

Regardless of any provision contained in this Note, the Loan Agreement or any of the Collateral Documents or any other document executed in connection herewith, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Crestmark pursuant to the terms of this Note, the Loan Agreement or any of the Collateral Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Note, the Loan Agreement or any of the Collateral Documents or the exercise by Crestmark of the right to accelerate the payment or the maturity of all or any portion of the obligations owing to Crestmark (collectively the "Obligations"), or the exercise of any option whatsoever contained herein, in the Loan Agreement or in any of the Collateral Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Crestmark to charge or receive in any event, interest or any charges, amounts premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the maximum rate allowable under applicable law and in no event shall Borrower be obligated to pay Interest exceeding such maximum rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the maximum rate allowable under applicable law shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such maximum rate. If any Interest is charged or received in excess of the maximum rate allowable under applicable law ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of, or to make demand for repayment of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Crestmark does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth above and the maximum rate of interest allowable under applicable law, such an unintentional result could inadvertently occur. All monies paid to Crestmark hereunder or under the Loan Agreement or any of the Collateral Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Crestmark, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the maximum rate allowable under applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Crestmark, all interest at any time contracted for, charged or received from Borrower in connection with this Note and any other agreement or document executed in connection herewith, the Loan Agreement or any of the Collateral Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Crestmark shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this paragraph shall be deemed to be incorporated into the Loan Agreement and all Collateral Documents (whether or not any provision of this paragraph is referred to therein). All such Loan Agreement and Collateral Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recommitted by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this paragraph.

2

Upon the occurrence of a Default, which includes failure to pay the indebtedness under this Note on demand, Crestmark may declare all or part of this Note to be immediately due and payable. During any period of a Default, the interest rate on the outstanding Indebtedness will be the greater of ELEVEN AND THREE QUARTERS PERCENT (11.75%) per annum in excess of the Wall Street Journal Prime Rate or FIFTEEN PERCENT (15%) (the "Default Rate"). Furthermore, upon the occurrence of a Default, Crestmark has all of the rights and remedies provided at law or equity or by agreement, including, those under the Loan Agreement. All remedies are cumulative and not exclusive.

No delay or failure by Crestmark in exercising any right, remedy, power or privilege (collectively, a "right") will affect such right. No single or partial exercise of a right will preclude the exercise of any other right. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Note will be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Note.

The Borrower acknowledges that this Note matures upon issuance and that Crestmark, at any time, without notice and with or without reason, may demand that this Note be immediately paid in full or in part. The demand nature of this Note is not modified by reference to a Default in this Note or in the Loan Agreement or Collateral Documents. To the extent that there is reference to a Default, such reference is for the purpose of permitting Crestmark to accelerate this Note not on a demand basis and/or to receive interest at the Default Rate provided in this Note. It is expressly agreed that Crestmark may exercise its demand rights under this Note whether or not a Default has occurred. Crestmark, with or without reason and without notice, may from time to time make demand for partial payments under this Note and these demands will not preclude Crestmark from demanding at any time that this Note be immediately paid in full.

The Borrower hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, and all other notices of any kind and diligence in collection or bringing suit. The liability of the Borrower is absolute and unconditional, without regard to the liability of any other party.

3

This Note is executed pursuant to and secured by a Loan and Security Agreement dated of even date herewith as the same may be amended, restated, modified or altered from time to time (the "Loan Agreement") and the Collateral and Collateral Documents therein defined and described. Reference is made to the Loan Agreement and Collateral Documents for additional terms relating to this Note and the security given for this Note.

The Borrower grants Crestmark a security interest in Crestmark's own indebtedness or liability to the Borrower, if any, however evidenced, including a security interest in all of the Borrower's deposit accounts, instruments, negotiable documents and chattel paper which at any time are in the possession or control of Crestmark as further security for repayment of the Indebtedness of the Borrower.

The Borrower will reimburse Crestmark for all reasonable costs and expenses, including actual attorneys' fees, incurred by Crestmark in enforcing its rights under this Note and collecting the amounts due under this Note.

ADDRESS:	BORROWER:

10011 Pines Blvd.	DECORATOR INDUSTRIES, INC., a Pennsylvania corporation

Pembroke Pines, FL 33024	/s/ William Johnson
By: William Johnson
Its: President

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